                                  EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated February 21, 2002 accompanying the consolidated financial statements of Health Fitness Corporation and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference in this Registration Statement (Form S-8).
We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton, LLP

Minneapolis, Minnesota
November 6, 2002